EXHIBIT (8)(g)(1)
AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT (MFS)

AMENDMENT NO.5 TO PARTICIPATION AGREEMENT
     Pursuant to the Participation Agreement, made and entered into as of the 29th day of November 1996, as amended, by and among MFS® Variable Insurance Trusts SM, Merrill Lynch Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 5 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of October 5, 2001.

MERRILL LYNCH LIFE INSURANCE COMPANY By its authorized officer,
By:	/s/ Barry G. Skolnick
	Title:	Senior Vice President and General Counsel
Date:

MFS® VARIABLE INSURANCE TRUSTSM By its authorized officer,
By:	[ILLEGIBLE]
	Title:	Assistant Secretary
Date:

MASSACHUSETTS FINANCIAL SERVICES COMPANY By its authorized officer,

By:	[ILLEGIBLE]
	Title:	Senior Executive Vice President
Date:

As of October, 2001
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate
Account and Date
Established by Board of	Policies Funded	Portfolios
Directors	by Separate Account	Applicable to Policies
Merrill Lynch Life Variable Annuity Separate Account A (8/6/91)	Merrill Lynch Retirement Plus	MFS Emerging Growth Series MFS Research Series

	Merrill Lynch Retirement Power	MFS Emerging Growth Series
	Merrill Lynch Retirement Optimizer	MFS Investors Trust Series
(formerly MFS Growth With Income Series)

Merrill Lynch Variable Life Separate Account (11/16/90)	Merrill Lynch Investor Life Merrill Lynch Investor Life Plus Merrill Lynch Estate Investor 1 Merrill Lynch Estate Investor II	MFS Emerging Growth Series MFS Research Series

	Merrill Lynch Legacy Power	MFS Emerging Growth Series
MFS Investors Trust Series
(formerly MFS Growth With Income Series)

Merrill Lynch Life Variable Life	Prime Plan I, II, III, IV, V, VI, 7 Prime Plan Investor	MFS Emerging Growth Series MFS Research Series
Separate Account II (11/19/90)	Directed Life, Directed Life 2